Exhibit 2.1

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Erin Lylyk
Northwest Law Group
595 Howe Street Suite 704
Vancouver, BC, BC V6C2T5

Job:C20180920-1778
September 20, 2018

Special Handling Instructions:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20180414138-12	9/20/2018 4:20:05 PM	1	$175.00	$175.00
Initial List	20180414139-23	9/20/2018 4:20:06 PM	1	$150.00	$150.00
Business License 9/2018-9/2019	20180414139-23	9/20/2018 4:20:06 PM	1	$500.00	$500.00
Total					$825.00

Payments

Type	Description	Amount
Credit	810202|5374856035496294403086	$825.00
Total		$825.00

Credit Balance: $0.00

Job Contents:

Corp Charter	1
File Stamped Copies	2
Business License	1

Erin Lylyk
Northwest Law Group
595 Howe Street Suite 704
Vancouver, BC, BC V6C2T5

1111111111111111111111111111111111111111 *040105* BARBARA K.CEGAVSKE Secretary of State 202 North Carson Street Carson City,Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov 20180414138-12 (PURSUANT TO NRS CHAPTER 78) (This document was filed electronically.) ABOVE SPACE IS FOR OFFICE USE ONLY USE BLACK INK ONLY • DO NOT HIGHLIGHT Name DNoncommercial Registered Agent 0Office or Position with Entity OR Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address City Zip Code Mailing Address (if different from street address) City Zip Code shares with I without Par value Name Street Address Name Street Address (see instructions) y of perjury,that the information contained herein i s correct and acknowledge elony to knowingly offer any f al se or f orged instrument for filing in the Office of City State Zip Code Entity. 20/2018 Nevada Secretary of State NRS 78 Articles Revised: 1 5·15 This form must be accompanied by appropriate fees. 1.Name of Corporation: lvERITRANSFER INC. I 2.Registered Agent for Service of Process: (check only one box) IXJ Commercial Registered Agent: IEMPIRE STOCK TRANSFER INC. I (name and address below) (name and address below) I I I II INevada! I L _JL J NevadaL 3. Authorized Stock: (number of shares corporation is authorized to issue) Number of Number of shares par value:200000000Iper share: $1 0.00010! par value: I0 I 4.Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) 1) I NICO CIVELLI I IISINGAPORE, CAN II CA 11238868 I CityState Zip Code I !!TORONTO, CAN II CA IIMsA 0C3 I CityState Zip Code 1350 ORCHARD RD, SHAW HOUSE E15-08 10 2) !MARK LAWSON 11607 - 170 SUMACH STREET 5.Purpose:(optional; required only if Benefit Corporation status selected) The e!:!!f:>Ose of the coreoration shall be: IANY LEGAL PURPOSE I 6.Benefit Corporation: Oves 7.Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator) Idecl are, to the best of my knowl edge under penalt that pursuant to NRS 239.330,it is a category C f the Secretary of State. LHARK LAWSON Name 11607 - 170 SUMACH STREET Address X MARK LAWSON Incorporator Signature IITORONTO' CAN II CA IIMsA 0C3 I 8.Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named X EMPIRE STOCK TRANSFER INC. l s/ I Authorized Signature of Regsi tered Agent or On Behalf of Registered Agent Entity Date Articles of Incorporation Filed in the office of K-Barbara K. Cegavske Secretary of State State of Nevada Document Number Filing Date and Time 09/20/2018 4:20 PM Entity Number E0443722018-5

ARTICLES OF INCORPORATION

OF

VERITRANSFER INC. INC.

ADDITIONAL ARTICLES

Section 1. Capital Stock

The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Million (200,000,000), of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $0.0001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.0001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following.

(a)       The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)       Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)       The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)       Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)       The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)        Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

(g)       Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holders of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease nor exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

Section 2. Board of Directors

(a)       Number of Directors. The number of the directors constituting the entire Board will be not less than one (1) nor more than fifteen (15) as fixed from time to time by vote of the majority of the entire Board, provided, however, that the number of directors will not be reduced so as to shorten the term of any director at the time in office.

(b)       Vacancies. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office during the remainder of the term of office of the resigning director.

Section 3. Acquisition of Controlling Interest

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

Section 4. Combinations with Interest Stockholders

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

Section 5. Liability

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a)       acts or omissions which involve intentional misconduct, fraud or a knowing violation of law;

or

(b)       the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Section 5 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

Section 6. Indemnification

(a)       Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b)       Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Section 6, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c)       Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Section 6 are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, these Articles of Incorporation or otherwise.

(d)       Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

(e)       Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: VERITRANSFER INC.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☐ Noncommercial Registered Agent (name and address below) OR ☒ Office or Position with Entity (name and address below)

EMPIRE STOCK TRANSFER
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address	City		Zip Code
1859 WHITNEY MESA DR	HENDERSON	Nevada	89014

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 200,000,000 Par value per share: $ 0.0001 Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) NICO CIVELLI
Name

Street Address	City	State	Zip Code
350 ORCHARD RD, SHAW HOUSE E15-08/10	SINGAPORE		238868

2) MARK LAWSON
Name

Street Address	City	State	Zip Code
1607 - 170 SUMACH STREET	TORONTO	ON	M5A0C3

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:
To engage in any lawful act or activity for which corporations may be organized under NRS 78.

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

MARK LAWSON
Name

X [signature]
Incorporator Signature

Address	City	State	Zip Code
1607 - 170 SUMACH STREET	TORONTO	ON	M5A OC3

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date 9/24/18

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

180304

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of VERITRANSFER INC.

Name of Represented Business Entity

I, EMPIRE STOCK TRANSFER INC. am a:

Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

and hereby state that on 12/07/2016 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]

Authorized Signature of R.A. or On Behalf of R.A. Company

Date: 9/20/18

*If changing Registered Agent when reinstating, officer's signature required.

X

Signature of Officer

Date

Nevada Secretary of State Form RA Acceptance
Revised: 1-5-15

:tcRETAR Y OF STATE CORPORATE CHARTER I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that VERITRANSFER INC., did on September 20, 2018, file in this office the original Articles of Incorporation; that said Articles oflncorporation is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State ofNevada. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 20, 2018. K. Barbara K. Cegavske Secretary of State Certified By: Electronic Filing Certificate Number: C20180920-1778

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

VERITRANSFER INC. | E0443722018-5

NAME OF CORPORATION

FOR THE FILING PERIOD OF SEP, 2018 TO SEP, 2019

100103

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

Filed in the office of	
Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20180414139-23** Filing Date and Time **09/20/2018 4:20 PM** Entity Number **E0443722018-5**

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ____

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ____

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
001 - Governmental Entity
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
MARK LAWSON	PRESIDENT (OR EQUIVALENT OF)	1607 - 170 SUMACH STREET , CAN	TORONTO		M5A 0C3
MARK LAWSON	SECRETARY (OR EQUIVALENT OF)	1607 - 170 SUMACH STREET , CAN	TORONTO		M5A 0C3
MARK LAWSON	TREASURER (OR EQUIVALENT OF)	1607 - 170 SUMACH STREET , CAN	TORONTO		M5A 0C3
MARK LAWSON	DIRECTOR	1607 - 170 SUMACH STREET , CAN	TORONTO		M5A 0C3

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X MARK LAWSON

Signature of Officer or Other Authorized Signature

Title ESIDENT SECRETARY TREASUR

Date 9/20/2018 4:20:05 PM

Nevada Secretary of State List Profit
Form: 100103 Revised: 7-1-17

st.CRETARY OF STAT'E NEVADA STATE BUSINESS LICENSE VERITRANSFER INC. Nevada Business Identification # NV20181679257 Expiration Date: September 30, 2019 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 20, 2018 /(. Barbara K. Cegavske Secretary of State You may verify this license at www.nvsos.gov under the Nevada Business Search. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.